UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 4, 2010

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

150 West Civic Center Drive, Suite 400, Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On May 4, 2010, effective April 1, 2010, the registrant executed an agreement to extend the option period for the purchase of the remaining minority ownership interest of its subsidiary corporation, Midwest Monitoring & Surveillance, Inc. (“MM&S”), a Minnesota corporation.  The agreement was entered into by the registrant and the minority shareholders of MM&S to extend the option period to March 31, 2011.  As consideration for the extension of the option period for the additional 12 months, the registrant paid a fee (to be credited against the purchase price for the remaining shares of MM&S) by issuing 150,000 restricted shares of the registrant’s authorized and previously unissued common stock and waived the payment of $10,000 owed to registrant by MM&S.  In addition, the registrant agreed to make cash payments to the sellers totaling $144,000 in equal installments over a 12-month period.  In consideration of the payments of cash and stock, the registrant was issued additional shares of MM&S common stock increasing its total ownership interest in MM&S to 53.145%.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.
10.1 Second Extension of Purchase Agreement, Effective April 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By:	/s/ Chad D. Olsen
Chad D. Olsen, Chief Financial Officer

Date:  May 7, 2010